Exhibit (h)(2)(w)

Schedule A to Administration and Shareholder Services Agreement dated December 12, 2012

Schedule A

(to Administration and Shareholder Services Agreement dated December 12, 2012)

Fund Name	Share Class(es)	Fee

Pacific FundsSM Portfolio Optimization Conservative	A, B, C, R, Advisor	0.15%

Pacific FundsSM Portfolio Optimization Moderate-Conservative	A, B, C, R, Advisor	0.15%

Pacific FundsSM Portfolio Optimization Moderate	A, B, C, R, Advisor	0.15%

Pacific FundsSM Portfolio Optimization Growth	A, B, C, R, Advisor	0.15%

Pacific FundsSM Portfolio Optimization Aggressive-Growth	A, B, C, R, Advisor	0.15%

Pacific FundsSM Diversified Alternatives	A, C, Advisor	0.15%
Pacific FundsSM Core Income	A, C, Advisor I, P	0.30% 0.15%
Pacific FundsSM Floating Rate Income	A, C, Advisor I, P	0.30% 0.15%
Pacific FundsSM High Income	A, C, Advisor I, P	0.30% 0.15%
Pacific FundsSM Short Duration Income	A, C, Advisor, T I	0.30% 0.15%
Pacific FundsSM Strategic Income	A, C, Advisor I	0.30% 0.15%
Pacific FundsSM Limited Duration High Income	A, C, Advisor I	0.30% 0.15%
Pacific FundsSM Large-Cap	A, C, Advisor, Investor S, P	0.30% 0.15%
Pacific FundsSM Large-Cap Value	A, C, Advisor, Investor S, P	0.30% 0.15%

Schedule A to Administration and Shareholder Services Agreement dated December 12, 2012

Pacific FundsSM Small/Mid-Cap	A, C, Advisor, Investor S, P	0.30% 0.15%

Pacific FundsSM Small-Cap	A, C, Advisor, Investor S, P	0.30% 0.15%

Pacific FundsSM Small-Cap Value	A, C, Advisor, Investor S, P	0.30% 0.15%

Pacific FundsSM Small-Cap Growth	A, C, Advisor, Investor S, P	0.30% 0.15%

PF Inflation Managed Fund	P	0.15%

PF Managed Bond Fund	P	0.15%

PF Short Duration Bond Fund	P	0.15%

PF Emerging Markets Debt Fund	P	0.15%

PF Comstock Fund	P	0.15%

PF Developing Growth Fund	P	0.15%

PF Growth Fund	P	0.15%

PF Large-Cap Growth Fund	P	0.15%

PF Large-Cap Value Fund	P	0.15%

PF Main Street® Core Fund	P	0.15%

PF Mid-Cap Equity Fund	P	0.15%

PF Mid-Cap Growth Fund	P	0.15%

PF Mid-Cap Value Fund	P	0.15%

PF Small-Cap Value Fund	P	0.15%

PF Real Estate Fund	P	0.15%

PF Emerging Markets Fund	P	0.15%

Schedule A to Administration and Shareholder Services Agreement dated December 12, 2012

PF International Large-Cap Fund	P	0.15%

PF International Value Fund	P	0.15%

PF Currency Strategies Fund	P	0.15%

PF Global Absolute Return Fund	P	0.15%

PF International Small-Cap Fund	P	0.15%

PF Equity Long/Short Fund	P	0.15%

Effective: August 1, 2017

AGREED TO & ACCEPTED BY:

PACIFIC FUNDS SERIES TRUST

By:	/s/ Howard T. Hirakawa		By:	/s/ Jane M. Guon
	Name:	Howard T. Hirakawa		Name:	Jane M. Guon
	Title:	Senior Vice President		Title:	Secretary

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Howard T. Hirakawa		By:	/s/ Jane M. Guon
	Name:	Howard T. Hirakawa		Name:	Jane M. Guon
	Title:	SVP, Fund Advisor Operations		Title:	Secretary